EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-109876, 333-111512 and 333-119750) and on Forms S-3 (Nos. 333-170639, 333-165721, 333-155129, 333-128377, 333-138872 and 333-139662) and on Forms S-8 (333-165664, 333-63580, 333-133258 and 333-140041) of World Heart Corporation of our report dated March 30, 2010 relating to the financial statements which appear in this Form 10-K.

/s/ BURR PILGER MAYER, INC.

San Francisco, California

March 30, 2011